UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 14, 2012

MIP SOLUTIONS, INC.

(Exact Name of registrant as specified in its Charter)

         Nevada                  333-141927               20-4047619

(State of Incorporation)      Commission File No.      (IRS Employer

                                                      Identification No.)

3773 West 5th Ave., Ste. 301, Post Falls, ID

     83854

(Address of principal executive offices)

   (Zip Code)

Registrant's telephone number, (916) 293-6311

(Registrant's former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains many forward-looking statements, which involve risks and uncertainties, such as our plans, objective, expectations and intentions. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or other similar words or phrases. Some of these statements include discussions regarding our future business strategy and our ability to generate revenue, income, and cash flow. We wish to caution the reader that all forward-looking statements contained in this Form 8-K are only estimates and predictions. Our actual results could differ materially from those anticipated as a result of risk facing us or actual events differing from the assumptions underlying such forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Current Report on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to update any of these factors or to publicly announce any change to our forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

Item 3.02  Unregistered Sales of Equity Securities

During the third quarter of 2011, the company commenced an equity securities offering consisting of 12,500,000 Units comprised of one (1) share of common stock and one (1) common stock purchase warrant for Four ($0.04) Cents per Unit.  The warrants are exercisable at Six (0.06) Cents per share. The common stock purchase warrant is subject to the Company's call if the stock trades above Eight Cents per share and there is an effective registration statement registering the common stock underlying the warrants. The Units were sold to 17 accredited investors in private non-public transactions. During the quarter ending September 30, 2011, the Company sold 3,125,000 Units for $125,000.  During the quarter ending December 31, 2011, the Company sold an additional 4,605,000 Units for $184,500.

The Company relied on the transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D Rule 506.  The Units are restricted securities which may not be publicly sold unless registered for resale with the Securities and Exchange Commission or exempt from the registration requirements of the Securities Act of 1933, as amended.  The shares are subject to additional resale restrictions because the company is classified as a shell company.

Item 7.01

Regulation FD

On February 14, 2012, Keith White, Chief Executive Officer of AWG International, Inc. ("AWG") gave a private presentation of AWG's current business operations to shareholders of Genesis Financial, Inc., a company which had invested $500,000 in AWG.  Mr. White provided the following summary information about AWG's business development and operations:

"AWG International, Inc. designs and builds proprietary systems Air-to-Water machines for residential and commercial drinking water applications.  AWGI realized significant breakthroughs with the development of new component technology and purification systems that produce more water with new coil designs.

AWG's has two principal products which produce drinking water from the atmosphere which holds the most reliable source of water.  These products are intended for residential and commercial applications. All products are performance based on the relative humidity of the atmosphere.

AWG's residential product is manufactured in South Korea.  It is a table top unit which produces three to five gallons of fresh drinkable water per day.  The commercial unit will up to 400 gallons per day at 85% relative humidity at 70 degrees Fahrenheit."

Item 8.01

Other Events

As reported in our Quarterly Report on Form 10-Q filed on November 21, 2011, we have re-entered negotiations with AWG International, Inc. with a view to enter into a new acquisition agreement to acquire AWG International, Inc. as an operating subsidiary. To date, we have not executed a definitive acquisition agreement. MIP Solutions is conducting its "due diligence" review and AWG is in the process of preparing its financial statements for independent certifying accountant auditing procedures.  The "due diligence" review and completion of AWG audited financial statements are conditions which must be satisfied before we can enter into a formal definitive acquisition agreement with AWG.

We have a very good working relationship with AWG and feel confident that we will be able to come to terms on an acquisition.   We have provided funds to AWG in order to assist them with business and sales development.  To date, we have loaned AWG approximately $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MIP Solutions,Inc.

Dated: February 14, 2012

                                       By:   Jeff Lamberson

                                       Title: President